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                                CARDIAC SCIENCE, INC.

                                EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (the "AGREEMENT") is dated as of July 1, 1998 by and between DONGPING LIN ("EMPLOYEE") and CARDIAC SCIENCE INC., a Delaware corporation (the "COMPANY").

     1. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and shall have a term of twelve (12) months (the "ORIGINAL TERM"). This Agreement may be terminated by either party, with or without cause, on thirty (30) days' written notice to the other party. This Agreement shall continue after the end of the Original Term unless either party shall give the other written notice of termination. The Original Term and any 12 month period commencing immediately after the end of any Term shall each be referred to as a "TERM."

     2.   DUTIES.

          (a) POSITION. Employee shall be employed as Chief Technical Officer, and as such will have responsibility for the duties typically associated with such positions and will report to the Company's Chief Executive Officer and Board of Directors.

          (b) OBLIGATIONS TO THE COMPANY. Employee agrees to the best of his ability and experience that he will perform all of the duties and obligations reasonably required of and from Employee pursuant to the express and implicit terms hereof. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote his business time and attention to the business of the Company.

     3. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by the Company.

     4. COMPENSATION. For the duties and services to be performed by Employee hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, stock options, bonuses and other benefits described below in this Section 4.

          (a) SALARY. Employee shall receive a monthly salary of $10,416.00 per month. Employee's monthly salary will be payable pursuant to the Company's normal payroll practices. In the event this Agreement is extended beyond the Original Term, the base salary shall be reviewed at the time of such extension by the Board of Directors, its Compensation Committee or the Chief Executive Officer of the Company, and any increase will be effective as of the date determined appropriate by the Board, its Compensation Committee or the Chief Executive Officer.

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          (b)  BONUSES.  Employee will receive an incentive bonus of $20,000 from the Company payable on September 30, 1998. Employee will be eligible to receive and additional bonus of $25,000 upon successful completion of the software component of the production model of the Powerheart-Registered Trademark- AECD-Registered Trademark-. Payment of said bonus amount and is anticipated to be payable at the end of the 1998 calendar year. Future incentive bonuses will be determined by the Board, its Compensation Committee or the Chief Executive Officer of the Company.

          In the event of Employee's Involuntary Termination (as defined below), death or Disability (as defined below) or a Change of Control (as defined below) during the term of this Agreement, the Company shall pay to Employee or Employee's estate a pro rata portion of Employee's target bonus for such year based on the portion of the year Employee worked for the Company.

          (c) ADDITIONAL BENEFITS. Employee will be eligible to participate in the Company's employee benefit plans of general application, including without limitation, those plans covering medical, disability and life insurance in accordance with the rules established for individual participation in any such plan and under applicable law. Employee will receive three (3) weeks paid vacation and will be eligible for sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employees of comparable position and experience.

          (d) STOCK OPTIONS AND OTHER INCENTIVE PROGRAMS. Employee shall be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company. Employee shall be granted 30,000 stock options (in addition to options already issued to the employee) under the terms and conditions of the 1997 Stock Option Plan which was approved by the board of directors and by a vote of its shareholders in May 1998. Moreover, in the event that the Company issues additional shares of common stock after July 1, 1998, employee shall receive additional stock options in order maintain the employees overall percent of ownership in the Company equal to a minimum of 1.5% based on the Company's outstanding shares to be calculated on a fully diluted basis.

          (e) REIMBURSEMENT OF EXPENSES. Employee shall be authorized to incur on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

5.   CONFIDENTIAL INFORMATION

          5.1 Employee acknowledges that, because of his employment hereunder, he will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company. Employee acknowledges and agrees that the following constitutes confidential and/or trade secret information belonging exclusively to Company (collectively "Confidential Information"):

          (a) all information related to customers including, without limitation, customer lists, the identities of existing, past or prospective customers, prices charged or

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proposed to be charged to customers, customer contacts, special customer requirements and all related information;

          (b)  research and development plans, materials and techniques; and

          (c) all know-how, devices, compilations of information, copyrightable material and technology and technical information, relating to the business of the Company.

          5.2 Employee agrees that except in the limited performance of his duties under this Agreement, Employee shall not use for his own benefit or disclose to any third-party Confidential Information acquired by reason of his employment under this Agreement or his former status as officer of the Company.

          5.3  This Section 5 shall survive termination of this Agreement.

     6.   COMPANY PROPERTY.

          6.1 Any patents, inventions, discoveries, applications or processes, software and computer programs devised, planned, applied, created, discovered or invented by Employee in the course of his employment under this Agreement and which pertain to any aspect of the business of the Company, or its subsidiaries, affiliates or customers, shall be the sole and absolute property of the Company, and Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

          6.2 All records, files, lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall return promptly to the Company all property of the Company in his possession and Employee represents that he will not copy, or cause to be copied, printed, summarized or compiled, any software, documents or other materials originating with and/or belonging to the Company. Employee further represents that he will not retain in his possession any such software, documents or other materials in machine or human readable forms.

          6.3  This Section 6 shall survive termination of this Agreement.

     7.   TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS.

          (a) TERMINATION OF EMPLOYMENT. Employee's employment under this Agreement shall terminate immediately upon a Change of Control (as defined below) and may be terminated during the Original Term (or any subsequent
Term) upon the occurrence of any of the following events:

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               (i)   The effective date of a written notice sent to the
Company from Employee stating that Employee is electing to terminate his employment with the Company voluntarily ("VOLUNTARY TERMINATION");

               (ii) The Company's determination that it is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any reason or no reason ("TERMINATION WITHOUT CAUSE");

               (iii) A change in Employee's status such that a Constructive Termination (as defined below) has occurred;

               (iv) The Company's reasonable, good faith determination that it is terminating Employee for Cause (as defined below) ("TERMINATION FOR CAUSE"); or

               (v)  Following Employee's death or Disability.

          (b) SEVERANCE BENEFITS. Employee shall be entitled to receive severance benefits upon termination of employment only as set forth in this
Section 7(b):

               (i) VOLUNTARY TERMINATION. If Employee's employment terminates by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii) INVOLUNTARY TERMINATION. If Employee's employment terminates due to Termination Without Cause or Constructive Termination (collectively, "INVOLUNTARY TERMINATION"), Employee will be entitled to receive payment of severance benefits equal to Employee's regular monthly salary through the 6 months following the date of such Involuntary Termination (the "SEVERANCE PERIOD"). Such payment shall be made ratably over the Severance Period according to the Company's standard payroll schedule. On the date of such Involuntary Termination, Employee shall also receive the pro rata portion of Employee's target bonus for such then current Term, based on the portion of the current Term that Employee has worked. Health insurance benefits with the same coverage provided to Employee prior to the termination (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost over the Severance Period. Any unvested stock options or shares of restricted stock held by Employee as of the date of Employee's termination of employment shall continue to vest through the end of the Severance Period according to the vesting schedule set forth in any agreement between Employee and the Company governing the issuance to Employee of such securities.

               (iii) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the

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Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (iv) TERMINATION BY REASON OF DEATH OR DISABILITY. In the event that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Employee's estate or representative shall also receive the pro rata portion of Employee's target bonus for the current Term, based on the portion of the current Term that Employee has worked.

               (v) CHANGE OF CONTROL. Notwithstanding the preceding clauses of this Section 7(b), upon a Change of Control, Employee will be entitled to receive payment of severance benefits equal to Employee's regular monthly salary for a period of six (6) months following said Change of Control. (the "CHANGE OF CONTROL SEVERANCE PERIOD"). Such payment shall be made ratably over the Change of Control Severance Period according to the Company's standard payroll schedule. On the date of such Change of Control, Employee shall also receive the pro rata portion of Employee's target bonus for the current Term, based on the portion of the current Term that Employee has worked. Health insurance benefits with the same coverage provided to Employee prior to the Change of Control (e.g. medical, dental, optical, mental health) and in all other respects significantly comparable to those in place immediately prior to the Change of Control will be provided at the Company's cost over the Change of Control Severance Period. Any unvested stock options or shares of restricted stock held by Employee as of the date of Employee's termination of employment shall continue to vest through the end of the Change of Control Severance Period according to the vesting schedule set forth in any agreement between Employee and the Company governing the issuance to Employee of such securities.

               (vi) NONCOMPETE. If Employee shall at any time during a Severance Period or a Change of Control Severance Period, act as an owner (other than a shareholder in a publicly traded company) or employee of a business that directly competes with the business conducted by the Company as conducted on the date of Employee's termination of employment, then, effective upon Employee's commencement of such activities as a competing owner or employee, Employee shall not receive any severance payment or other benefits under Sections 7(b)(ii) or (v) beyond what he would have received had he been Terminated for Cause.

     8.   DEFINITIONS.  For purposes of this Agreement,

          (a) "CAUSE" for Employee's termination will exist at any time after the happening of one or more of the following events:

               (i) Employee's willful misconduct or gross negligence in performance of his duties hereunder, including Employee's refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not

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inconsistent with the Employee's position and duties, and such refusal to comply is not remedied within fifteen (15) working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

               (ii) Dishonest or fraudulent conduct related and materially adverse to the activities of the Company, a deliberate attempt to do a material injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including conviction of a felony; or

               (iii) Employee's knowing and intentional material breach (which can not be cured) of any element of the Company's Confidential Information and Invention Assignment Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

          (b) "CONSTRUCTIVE TERMINATION" shall be deemed to occur if (i)(A) there is a significant reduction in Employee's duties, positions or responsibilities causing such position to be of reduced stature or responsibility, (B) a reduction in Employee's base compensation or benefits, or (C) Employee's refusal to relocate to a facility or location more than 30 miles from the Company's current location; and (ii) within the 60-day period immediately following such material change or reduction Employee elects to terminate his employment voluntarily.

          (c) "DISABILITY" shall mean that Employee has been unable to perform his duties hereunder as the result of his incapacity due to physical or mental illness, and such inability, which continues for at least 60 consecutive calendar days or 90 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by an independent and impartial physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

          (d) "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a "MERGER"), so long as in either case (x) the Company's stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than 50% of the voting power of the surviving or acquiring entity, or (y) the Company's stockholders of record immediately prior to such Merger will, immediately after such Merger, hold less than 60% of the voting power of the surviving or acquiring entity AND a majority of the members of the Board of Directors of the surviving or acquiring entity immediately after such Merger were NOT members of the Board of Directors of the Company immediately prior to such Merger.

     Notwithstanding the above, in the event that (i) Employee's employment is terminated by the Company or a successor to the Company other than for Cause (as defined below), or (ii) Employee's job duties, responsibilities and requirements are materially reduced or changed such that they are inconsistent with Employee's prior duties, responsibilities and requirements, in

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either case in connection with, or as a result of, a Change of Control,
100% of the option that has not yet become exercisable shall become exercisable on the effective date of such termination, reduction or change.

     9. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10.  MISCELLANEOUS PROVISIONS.

          (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the parties.

          (c) SOLE AGREEMENT. This Agreement, including any Exhibits hereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d) NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,
(ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.


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          (g)  COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                           [SIGNATURE PAGE FOLLOWS]

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       The parties have executed this Agreement the date first written above.


                                        CARDIAC SCIENCE INC.


                                        By:
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                                                   Raymond W. Cohen

                                        Title:
                                              -------------------------------
                                                 Chief Executive Officer

                                        Address:  1176 Main Street
                                                  Building "C"
                                                  Irvine, CA  92614
                                        Fax:      (714) 587-0357





                                        -------------------------------------
                                        Dongping Lin